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                                                                       CANCELLED
                                   DEMAND NOTE


$2,000,000.00                                                OAK BROOK, ILLINOIS
                                                             DECEMBER 21, 1994


FOR VALUE RECEIVED, the undersigned EarthShell Container Corporation, 800 Miramonte Drive, Santa Barbara, California 93109 ("Payor"), promises to pay to the order of McDonald's Corporation, One McDonald's Plaza, Oak Brook, Illinois 60521 ("Holder"), on demand, at Oak Brook, Illinois the principal amount of Two Million Dollars ($2,000,000.00) together with interest on the unpaid principal amount from December 21, 1994, at the rate of eight percent (8%) per annum. Interest shall be computed on the basis of a year of 365 days and actual days elapsed and shall be payable on the first day of each month beginning February 1, 1995 and on demand.

If default is made in the payment when due of any principal or interest, then the whole sum of principal and interest shall become immediately due and payable at the option of the Holder, without notice.

In the event the Holder shall institute any action for the enforcement of any amount due on this Note, Payor agrees to pay all costs and expenses of collection and enforcement, including reasonable attorneys' fees.

All payments of principal, interest or other amounts payable on or in respect of this Note shall be made in lawful currency of the United States of America in immediately available funds, to the Holder at the address set forth above, unless otherwise directed in writing by Holder.

This Note may be prepaid at any time in whole or in part without premium or penalty; provided that the amount of any prepayment shall be applied first to unpaid and accrued interest and second to principal.

Any waiver of any payment due hereunder or the acceptance by the Holder of partial payments hereunder shall not, at any other time, be taken to be a waiver of the terms of this Note or any other agreement between the Payor and the Holder.

The Payor authorizes, irrevocably, any attorney of any court of record to appear for the Payor in such court if any payment under this Note is not paid when due, and at any time thereafter, while principal of or interest on this Note shall remain unpaid, to confess judgment without process in favor of the Holder of this Note for such amount as may appear to be due and unpaid hereon, together with reasonable costs of collection, including reasonable attorney's fees, and to waive and release all errors which may intervene in any such proceedings, and consent to immediate execution upon such judgment, and does ratify and confirm all that that attorney may do by virtue thereof.

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This Note shall be governed by and interpreted in accordance with the internal laws of the State of Illinois.

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.


                                       EARTHSHELL CONTAINER CORPORATION

                                       By:   /s/ Richard K. Hulme
                                            --------------------------------

                                       Its:  PRESIDENT
                                            --------------------------------


                                                                       CANCELLED


ATTEST

By:  /s/ Scott Houston
    --------------------------------

Its: CEO
    --------------------------------